                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                            (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                         AVCO FINANCIAL SERVICES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                          13-2530491
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

         3340 MICHELSON DRIVE
         IRVINE, CALIFORNIA                                       92715
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)


                                Exhibit 25(g)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System,
                   Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.





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                 7.  A copy of the latest report of condition of the
                     trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of March, 1995.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,


                     By    /s/      R. D. Manella
                        ---------------------------------
                                    R. D. Manella
                          Vice President and Senior Counsel
                          Corporate Trust Services Division


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).





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
                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  March 16, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Avco Financial Services, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           THE FIRST NATIONAL BANK OF CHICAGO

                                           By:  /s/    R. D. Manella
                                              ------------------------------
                                                       R. D. Manella
                                           Vice President and Senior Counsel
                                           Corporate Trust Services Division





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                                   EXHIBIT 7



         A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.





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

Legal Title of Bank:      The First National Bank of Chicago         Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                            Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                C400         <-
                                                                         DOLLAR AMOUNTS IN                  ------------     ---
                                                                             THOUSANDS               RCFD   BIL MIL THOU
                                                                         ------------------          ----   ------------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ........                                0081     3,776.149      1.a.
    b. Interest-bearing balances(2)..................................                                0071     7,670,634      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).....                                1754       163,225      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                                1773       533,857      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold ...........................................                                0276     4,037,205        3.a.
    b. Securities purchased under agreements to resell...............                                0277       423,381        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)............................................................   RCFD 2122 15,617,618                                   4.a.
    b. LESS: Allowance for loan and lease losses ....................   RCFD 3123    351,191                                   4.b.
LESS: Allocated transfer risk reserve ...............................   RCFD 3128          0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                               2125     15,266,427        4.d.
5.  Assets held in trading accounts .................................                               3545      8,227,304        5.
6.  Premises and fixed assets (including capitalized leases)  .......                               2145        512,222        6.
7.  Other real estate owned (from Schedule RC-M) ....................                               2150         46,996        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................                               2130          7,571        8.
9.  Customers' liability to this bank on acceptances outstanding ....                               2155        507,151        9.
10. Intangible assets (from Schedule RC-M) ..........................                               2143        120,504       10.
11. Other assets (from Schedule RC-F)................................                               2160      1,250,306       11.
12. Total assets (sum of items 1 through 11) ........................                               2170     42,542,932       12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.





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

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                            Page RC-2
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8
                                  ---------


                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                       BIL MIL THOU
                                                                    ----------------                    ------------
LIABILITIES
13.      Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . . . . . . .                        RCON 2200      15,103,504       13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . RCON 6631  6,129,078                                   13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . RCON 6636  8,974,426                                   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . .                                          RCFN 2200      10,633,999       13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . . . . RCFN 6631    460,916                                   13.b.(1)
       (2) Interest-bearing                                         RCFN 6636 10,173,083                                   13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of
    the bank and of its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . . .                        RCFD 0278       2,883,499       14.a.
    b. Securities sold under agreements to repurchase . . . . . . .                        RCFD 0279         502,401       14.b.
15. a. Demand notes issued to the U.S. Treasury   . . . . . . . . .                        RCON 2840         112,289       15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . . . . . . . .                        RCFD 3548       4,798,720       15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . . .                        RCFD 2332       2,355,421       16.a.
    b. With original  maturity of more than one year  . . . . . . .                        RCFD 2333         382,801       16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        RCFD 2910         275,794       17.
18. Bank's liability on acceptance executed and outstanding.  . . .                        RCFD 2920         507,151       18.
19. Subordinated notes and debentures   . . . . . . . . . . . . . .                        RCFD 3200       1,225,000       19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . . .                        RCFD 2930         860,989       20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . . .                        RCFD 2948      39,641,568       21.
22. Limited-Life preferred stock and related surplus  . . . . . . .                        RCFD 3282               0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus   . . . . . . . .                        RCFD 3838               0       23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . . .                        RCFD 3230         200,858       24.
25. Surplus (exclude all surplus related to preferred stock)  . . .                        RCFD 3839       2,273,657       25.
26. a. Undivided profits and capital reserves . . . . . . . . . . .                        RCFD 3632         431,545       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . . . . . . .                        RCFD 8434          (4,184)      26.b.
27. Cumulative foreign currency translation adjustments . . . . . .                        RCFD 3284            (512)      27.
28. Total equity capital (sum of items 23 through 27) . . . . . . .                        RCFD 3210       2,901,364       28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28). . . . . . . . . .                        RCFD 3300      42,542,932       29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1993

                                                                                                               Number
                                                                                           RCFD  6724            N/A      M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
___________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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